UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No. )

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Schroder Series Trust
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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SCHRODER SERIES TRUST

Schroder Broad Tax-Aware Value Bond Fund

875 Third Avenue, 22nd Fl.

New York, New York 10022

August 18, 2014

Dear Shareholder:

You are cordially invited to attend the Special Meeting of Shareholders of Schroder Broad Tax-Aware Value Bond Fund (the “Fund”), a series of the  Schroder Series Trust (the “Trust”), to be held on October 2, 2014,  at 9:00 a.m. Eastern time, at the offices of the Trust at 875 Third Avenue, 22nd Floor, New York, New York 10022 (the “Meeting”).  A formal Notice of Special Meeting of Shareholders is enclosed.

At the Meeting, shareholders of the Fund will be asked to vote to change the investment objective of the Fund.  I encourage you to read the enclosed proxy statement carefully.

Whether or not you plan to be present at the Meeting, your vote is needed.  Please complete, sign, and return the enclosed proxy card promptly. A postage-paid envelope is enclosed for this purpose.  You may also vote by telephone or the internet, should you prefer.  Please refer to instructions that appear on the enclosed proxy card.

We look forward to seeing you at the Meeting or receiving your proxy card so your shares may be voted at the Meeting.

Sincerely yours,

Catherine Mazza
Chairman
Schroder Series Trust

SHAREHOLDERS ARE URGED TO SIGN AND RETURN THE ENCLOSED PROXY CARD IN THE ENCLOSED ENVELOPE OR VOTE BY TELEPHONE OR VIA THE INTERNET SO AS TO BE REPRESENTED AT THE MEETING.

SCHRODER SERIES TRUST

Schroder Broad Tax-Aware Value Bond Fund

875 Third Avenue, 22nd Fl.

New York, New York 10022

Notice of Special Meeting of Shareholders

A Meeting of Shareholders (the “Meeting”) of the Schroder Broad Tax-Aware Value Bond Fund (the “Fund”), a series of Schroder Series Trust (the “Trust”), will be held at the offices of the Trust at 875 Third Avenue, 22nd Floor, New York, New York 10022, on October 2, 2014, at 9:00 a.m. Eastern time, for the following purposes:

I.                                        To consider approval of a proposal to change the investment objective of the Fund;

II.                                   To consider and act upon such other matters as may properly come before the Meeting and any adjournments thereof.

Shareholders of record as of the close of business on August 13, 2014 are entitled to notice of, and to vote at, the Meeting and any adjournments thereof.

By order of the Trustees of each Trust,

ABBY L. INGBER
Clerk
Schroder Series Trust

August 18, 2014

YOUR VOTE IS IMPORTANT.  WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE COMPLETE, SIGN, DATE, AND MAIL THE ENCLOSED PROXY CARD IN THE ENCLOSED ENVELOPE OR VOTE BY TELEPHONE OR VIA THE INTERNET SO THAT YOU WILL BE REPRESENTED AT THE MEETING.

SCHRODER SERIES TRUST

Schroder Broad Tax-Aware Value Bond Fund

875 Third Avenue, 22nd Fl.

New York, New York 10022

Proxy Statement

August 18, 2014

This proxy is being solicited on behalf of the Trustees of Schroder Series Trust (the “Trust”) for use at the Special Meeting of Shareholders (the “Meeting”) of the Schroder Broad Tax-Aware Value Bond Fund (the “Fund”), a series of the Trust, to be held on October 2, 2014, at 9:00 a.m. Eastern time at the office of the Trust at 875 Third Avenue, 22nd  Floor, New York, New York 10022, and at any adjournment thereof.  The Meeting will be held for the purposes set forth in the accompanying Notice of Meeting of Shareholders (the “Notice”).  Shareholders of record of the Fund as of the close of business on August 13, 2014 (the “Record Date”) are entitled to notice of, and to vote at, the Meeting and at any adjourned session.  The Notice, this proxy statement, and the enclosed form of proxy are first being mailed or otherwise made available to shareholders on or about August 18, 2014.

Shares represented by duly executed proxies will be voted in accordance with the specifications made.  If no specification is made, shares will be voted in accordance with the recommendations of the Trustees of the Trust.  You may revoke a proxy at any time before it is exercised, by sending or delivering a written revocation to the Clerk of the Trust (which will be effective when it is received by the Clerk), by properly executing a later-dated proxy, or by attending the Meeting, requesting return of your proxy, and voting in person.

As of the Record Date, there were 8,574,209 outstanding shares of the Fund.  Each share is entitled to one vote, with fractional shares entitled to a proportionate fractional vote.

Schroder Investment Management North America Inc. (“Schroders”) is the investment adviser of the Fund and Schroder Fund Advisors LLC (“Schroder Fund Advisors”) is the principal underwriter of the Fund.  The address of Schroders and of Schroder Fund Advisors is 875 Third Avenue, 22nd Floor, New York, New York 10022.  SEI Investments Global Funds Services, 1 Freedom Valley Drive, Oaks, Pennsylvania 19456, serves as the administrator of the Fund.

Copies of the Trust’s most recent annual and semi-annual reports may be obtained without charge by writing the Fund at P.O. Box 55260, Boston, Massachusetts 02205-5260, or by calling (800) 464-3108.  Copies of the annual report, the semi-annual report and this proxy statement may also be obtained through the Schroder Mutual Funds’ website at www.schroderfunds.com.

YOUR VOTE IS IMPORTANT

To help reach the level of shareholder participation required, and to ensure that the Trust does not incur additional expenses associated with follow-up communications, please vote today, even if you plan to attend the Meeting.  Simply follow the instructions on the enclosed proxy card and choose the voting method that works best for you — the internet, telephone or mail.  Your prompt action will ensure your voice is heard, so vote your shares now.

1.  WHAT PROPOSAL AM I BEING ASKED TO CONSIDER?

Shareholders of the Fund are being asked to consider a proposal to change the investment objective of the Fund.  The Fund’s current investment objective is as follows: “The Fund seeks to achieve a total return that exceeds that of the Fund’s benchmark, a composite index composed of the BofA Merrill Lynch U.S. Municipal Large Cap Index (75%) and the Barclays U.S. Long Government Bond Index (25%), on an after-tax basis.” The Board proposes that the Fund’s investment objective be changed to the following investment objective: “The Fund seeks total return on an after-tax basis.”

2.  WHY IS THE BOARD OF TRUSTEES (THE “BOARD” OR “TRUSTEES”) RECOMMENDING THIS CHANGE?

Schroders believes that it would be in the best interests of the Fund if its investment objective were not to specify a securities or market index.  Rather, Schroders believes that a more general statement of its objective — to seek total return on an after-tax basis — will provide Schroders and the Fund greater flexibility to invest in a wider array of investment opportunities and to better position itself for anticipated changes in the fixed income market.  For example, because the Fund’s current composite index has a relatively long duration, Schroders has generally constrained its investment approach by seeking to maintain a relatively long duration for the Fund, even during periods when it might believe a shorter duration might offer a greater potential for long-term total return.  The Fund’s performance would, of course, continue to be compared against one or more benchmark indices, as required by law and as Schroders might consider appropriate, although not necessarily the current composite index included in the Fund’s objective.

3.  HOW DO THE TRUSTEES RECOMMEND THAT I VOTE?

The Trustees unanimously recommend that shareholders of the Fund vote “FOR” the proposal.

4.  WHAT LEVEL OF SHAREHOLDER SUPPORT IS NEEDED TO APPROVE THE PROPOSAL?

Approval of the proposal requires the affirmative vote of a majority of the shares voted at the Meeting in person or represented by proxy. All shares of the Fund vote together as a single class on this proposal.

5.  WHO IS ENTITLED TO VOTE AT THE MEETING?

Shareholders of record as of August 13, 2014 are entitled to vote at the Meeting. All eligible shareholders are urged to vote.

6.  WHEN AND WHERE WILL THE MEETING BE HELD?

The Meeting is scheduled for October 2, 2014 at 9:00 a.m., at the offices of the Trust at 875 Third Avenue, 22nd Floor, New York, New York 10022.

7.  WHAT METHOD OF VOTING MAY I USE?

Simply select the voting format that you find most convenient:

•  Telephone (to speak to a representative of Boston Financial Data Services, Inc., the Trust’s proxy solicitor): Call 1-844-253-1470 (toll free).

•  Internet: Access the web site shown on your proxy card(s) and follow the online instructions.

•  Mail: Complete and return the enclosed proxy card(s).

•  In person: Attend the Meeting on October 2, 2014.

Whichever method you choose, please be sure to cast your vote as soon as possible.  To help reach the level of shareholder participation required, and to ensure that the Fund does not incur additional expenses associated with follow-up communications, please vote today, even if you plan to attend the Meeting.

8.  WHOM SHOULD I CALL IF I HAVE ADDITIONAL QUESTIONS?

If you have questions related to the proxy material or attending the Meeting or need assistance in voting your shares, please contact Boston Financial Data Services, Inc., the Trust’s proxy solicitor, toll free at 1-844-253-1470.

PROPOSAL:  Approve a Proposal to Change the Investment Objective of the Fund

The Board of Trustees (the “Board” or “Trustees”) of Schroder Series Trust (the “Trust”)  has approved, on behalf of Schroder Broad Tax-Aware Value Bond Fund (the “Fund”), and recommends that shareholders of the Fund approve, a proposal to change the Fund’s investment objective (the “Proposal”).  The Fund’s current investment objective is as follows: “The Fund seeks to achieve a total return that exceeds that of the Fund’s benchmark, a composite index composed of the BofA Merrill Lynch U.S. Municipal Large Cap Index (75%) and the Barclays U.S. Long Government Bond Index (25%), on an after-tax basis.” The Board recommends that the Fund’s investment objective be changed to the following investment objective: “The Fund seeks total return on an after-tax basis.”

Schroder Investment Management North America Inc. (“Schroders”) believes that it would be in the best interests of the Fund if its investment objective were not to specify a securities or market index.  Rather, Schroders believes that a more general statement of its objective — to seek total return on an after-tax basis — will provide Schroders and the Fund greater flexibility to invest in a wider array of investment opportunities and to better position itself for anticipated changes in the fixed income market.  For example, because the Fund’s current composite index has a relatively long duration, Schroders has generally constrained its investment approach by seeking to maintain a relatively long duration for the Fund, even during periods when it might believe a shorter duration might offer a greater potential for long-term total return.  The Fund’s performance would, of course, continue to be compared against one or more benchmark indices, as required by law and as Schroders might consider appropriate, although not necessarily the current composite index included in the Fund’s objective.

If shareholders approve the Proposal, the Fund’s investment objective change will take effect shortly after the Meeting.  The Fund’s investment objective is not fundamental and may be changed without shareholder approval.

Related Information

Consistent with increasing flexibility to adjust the Fund’s portfolio to meet changing market conditions over time, Schroders also intends to take steps to adjust the Fund’s duration parameters and to expand the Fund’s ability to engage actively in transactions involving derivatives. Although related to efforts to increase the Fund’s flexibility, the Board is not seeking shareholder approval of these changes, which are discussed in further detail below.

In managing the Fund, as stated in the Fund’s prospectus, Schroders currently “seeks to maintain an effective portfolio duration that is within +/- 1 year of the duration of the Fund’s benchmark, a composite index composed of the BofA Merrill Lynch U.S. Municipal Large Cap Index (75%) and the Barclays U.S. Long Government Bond Index (25%).”  This provision is expected to be removed from the Fund’s prospectus, providing Schroders greater flexibility in managing the Fund’s duration.  A wider duration range also has the potential to increase tax efficiency. For example, Schroders might under certain circumstances retain fixed income securities with embedded capital gains that it might otherwise be forced to sell as the duration of those securities shortens over time.  Duration is a measure of a bond price’s sensitivity to a given change in interest rates. Generally, the longer a bond’s duration, the greater its price sensitivity to a change in interest rates.  In contrast to duration, maturity measures only the time until final payment is due.

In addition, Schroders expects that it may engage actively in transactions involving derivatives in managing the Fund.  Derivative transactions may include exchange-traded or over-the-counter derivatives such as futures contracts, swaps, and options. Schroders will normally use derivatives to supplement the effective management of the duration profile of the Fund, to gain exposure to particular securities or markets, in connection with hedging transactions, or for purposes of efficient portfolio management, including managing cash flows or as part of the Fund’s risk management process.

Derivatives risk.  Derivatives are financial contracts whose values depend on, or derive from, the value of an underlying asset, reference rate, or index. The Fund’s use of derivative instruments involves risks different from, and possibly greater than, the risks associated with investing directly in securities and other traditional investments. Derivatives are subject to a number of risks described under “Principal Risks” in the Fund’s prospectus, such as liquidity risk, interest rate risk, valuation risk and credit risk, and the risk that a derivative transaction may not have the effect the Fund’s adviser anticipated. Derivatives also involve the risk that changes in the value of the derivative may not correlate perfectly with the underlying asset, rate, or index. Derivative transactions typically involve leverage and may be highly volatile. Use of derivatives other than for hedging purposes may be considered speculative and may have the effect of creating investment leverage, and when the Fund invests in a derivative instrument it could lose more than the principal amount invested. Also, suitable derivative transactions may not be available in all circumstances and there can be no assurance that the Fund will engage in these transactions when that would be beneficial. Many derivative transactions are entered into “over the counter” (not on an exchange or contract market); as a result, the value of such a derivative transaction will depend on the ability and willingness of the Fund’s counterparty to perform its obligations under the transaction. The Fund may be required to segregate certain of its assets on the books of its custodian in respect of derivatives transactions entered into by the Fund. The Fund’s use of derivatives may affect the amount, timing, and character of distributions to shareholders and, therefore, may increase the amount of taxes payable by shareholders. Certain of the Fund’s investments, including certain debt obligations and derivative contracts, may cause the Fund to recognize taxable income in excess of the cash generated by such obligations or contracts. Thus, the Fund could be required at times to liquidate other investments, including at times when it may not be advantageous to do so, in order to satisfy its distribution requirements.

Required Vote and Recommendation

The Trustees are seeking approval of the Proposal by shareholders.  The Proposal will be considered approved if it is approved by the affirmative vote of a majority of the shares voted at the Meeting in person or represented by proxy.  All shares of the Fund vote together as a single class on this Proposal.

THE BOARD OF TRUSTEES OF SCHRODER SERIES TRUST UNANIMOUSLY RECOMMENDS THAT YOU VOTE FOR APPROVAL OF THE PROPOSAL.

MISCELLANEOUS

Share Ownership Information

To the knowledge of the Trust, as of August 13, 2014, the Trustees and officers, as a group, owned less than 1% of the outstanding shares of the Fund.

To the knowledge of the Trust, as of August 13, 2014, no other person owned of record or beneficially more than 5% of the outstanding shares of the Fund, except as set forth below:

Investor Shares

Record or Beneficial Owner	Number of Outstanding Shares Owned	Percentage of Outstanding Shares Owned

WASHINGTON & CO C/O US BANK NA PO BOX 1787 MILWAUKEE, WI 53201	2,117,802.887	24.70%

CAPINCO C/O US BANK NA PO BOX 1787 MILWAUKEE, WI 53201	1,987,045.425	23.17%

BETSY G ABELL TTEE BETSY G ABELL 1984 GRANTOR TRUST UA DTD 10/02/1984 C/O ALTAZANO MGMT LLC 940 CORBINDALE RD HOUSTON, TX 77024	898,565.322	10.48%

THOMAS V FISCHER 745 ISLAND CIR E ST HELENA IS SC 29920	555,687.341	6.48%

NATIONAL FINANCIAL SVCS CORP LLC FOR EXCLUSIVE BENEFIT OF CUSTOMERS ATTN: MUTUAL FUNDS DEPT 4TH FL 499 WASHINGTON BLVD JERSEY CITY, NJ 07310	527,637.784	6.15%

CHJ/EHJ FAMILY LIMITED PARTNERSHIP 3209 AVALON PL HOUSTON, TX 77019	428,955.632	5.00%

Quorum

Thirty percent of the shares entitled to vote, present in person, or represented by proxy, shall constitute a quorum for purposes of voting for the Proposal.

Other Business

The Trustees know of no other business to be brought before the Meeting.  However, if any other matters properly come before the Meeting, it is the Trustees’ intention that proxies that do not contain specific restrictions to the contrary will be voted on such matters in accordance with the judgment of the persons named as proxies in the enclosed form of proxy card(s).

Solicitation of Proxies

In addition to the solicitation of proxies by mail, the Trustees and employees of Schroders or its affiliates may solicit proxies in person, by telephone or over the internet.  The Trust has retained the proxy communications and solicitation advisory firm Boston Financial Data Services Inc. (“BFDS”), 2000 Crown Colony Drive, Quincy, Massachusetts 02169, to aid in the solicitation of proxies. To make voting faster and more convenient for you, the Trust is offering the option of voting on the internet or by telephone instead of completing and mailing the enclosed applicable proxy card(s).  Either method is generally available 24 hours a day and your vote will be confirmed and posted immediately.  If you choose to vote via the internet or by phone, do not mail the proxy card.

Ways To Vote

To vote on the internet

1. Read this proxy statement.

2. Go to website specified on your proxy card.

3. Enter the control number on your proxy card.

4. Follow the instructions on the site.

To vote by touch-tone telephone

1. Read this proxy statement.

2. Call the toll-free number specified on your proxy card.

3. Enter the control number on your proxy card.

4. Follow the recorded instructions.

To vote by mail

1. Read this proxy statement.

2. Check the appropriate boxes on the proxy card.

3. Sign your name exactly as it appears on the proxy card.

4. Return the proxy card in the envelope provided.

In addition to voting by the internet, touch-tone telephone or mail, you may give your voting instructions over the telephone by calling at 1-844-253-1470.  A representative of BFDS will answer your call.  When receiving your instructions by telephone, the BFDS representative is required to ask you for your full name, address, a portion of your social security or employer identification number, title (if the person giving the proxy is authorized to act for an entity, such as a corporation), and to confirm that you have received this proxy statement in the mail.  If the information you provide matches the information provided to BFDS by Schroders, then the BFDS representative will explain the process.  BFDS is not permitted to recommend to you how to vote, other than to read any recommendations included in this proxy statement.  BFDS will record your instructions and send you a letter to confirm your vote.  That letter will also ask you to call BFDS immediately if the confirmation does not reflect your instructions correctly.  You may receive a call from a representative of BFDS if Schroders has not yet received your vote.  BFDS will record all instructions it receives from shareholders by telephone, and the proxies it signs in accordance with those instructions, in accordance with the procedures set forth above.  The Trust believes that these procedures are reasonably designed to determine accurately the shareholder’s identity and voting instructions.  You may also choose to attend the Meeting and vote your proxies in person.

However you choose to vote, it is important that you vote to save the expense of additional solicitations. The costs of retaining BFDS and other expenses incurred in connection with the solicitation of proxies will be borne by the Fund.  The anticipated cost associated with the solicitation of proxies by BFDS for the Proposal and related costs is approximately $2,500.

Adjournment

In the event that sufficient votes in favor of the Proposal are not received by the time scheduled for the Meeting, the persons named as proxies may propose one or more adjournments of the Meeting for a reasonable time after the date set for the original Meeting to permit further solicitation of proxies with respect to the Proposal.  In addition, if, in the judgment of the persons named as proxies, subsequent developments make it advisable to defer action on the Proposal, the persons named as proxies may propose one or more adjournments of the Meeting for a reasonable time in order to defer action on the Proposal as they deem advisable.  Thirty percent of the shares entitled to vote on a particular matter shall be a quorum for the transaction of business on that matter at a shareholders’ meeting for the Trust; any lesser number shall be sufficient for adjournments, as required by the Trust’s Agreement and Declaration of Trust (the “Declaration of Trust”) and the Trust’s Bylaws.  The persons named as proxies will vote in favor of such adjournment all shares which those persons are entitled to vote in favor of the Proposal.  They will vote against any such adjournment all shares represented by proxies that vote against the Proposal.  The persons named as proxies will abstain from voting on adjournment all shares represented by proxies which have withheld authority from voting on the Proposal.

Tabulation of Votes

Votes cast by proxy or in person at the Meeting will be counted by one or more persons appointed by the President of the Trust to act as tellers for the Meeting.  The tellers will count the total number of votes cast “FOR” the Proposal for purposes of determining whether sufficient affirmative votes have been cast.  The tellers will count shares represented by proxies that withhold authority to vote or that reflect “broker non-votes” (i.e., shares held by brokers or nominees as to which (i) instructions have not been received from the beneficial owners or persons entitled to vote and (ii) the broker or nominee does not have the discretionary voting power on a particular matter) as shares that are present and entitled to vote on the matter for purposes of determining the presence of a quorum.  Broker non-votes will have no effect on votes on adjournment.  It is the Trust’s understanding that because broker-dealers (in the absence of specific authorization from their customers) will not have discretionary authority to vote on the single matter expected to be presented at the Meeting, there are unlikely to be any “broker non-votes” at the Meeting.

Date for Receipt of Shareholders’ Proposals for Meetings of Shareholders

The Trust’s Declaration of Trust does not provide for annual meetings of shareholders, and the Trust does not currently intend to hold such a meeting in 2014 or 2015.  Shareholder proposals for inclusion in the Trust’s proxy statement for any meeting must be received by the Trust a reasonable period of time prior to when the Trust begins to print and send its proxy materials.

Householding

To avoid sending duplicate copies of materials to households, the Fund may mail only one copy of this proxy statement to shareholders having the same address on the Fund’s records, unless the Fund has received contrary instructions from a shareholder. The consolidation of these mailings benefits the Fund through reduced mailing expenses. If a shareholder wants to receive multiple copies of these materials or to receive only one copy in the future, the shareholder should make a request by writing to Schroder Mutual Funds (P.O. Box 55260, Boston, MA 02205-5260) or by calling 1-800-464-3108.

August 18, 2014

PROXY TABULATOR PO Box 55909 Boston, MA 02205-5909	000 000 000 000 9

Your Vote is Important!

Vote by Internet

Please go to the electronic voting site at www.2voteproxy.com/schroder Follow the on-line instructions. If you vote by internet, you do not have to return your Ballot.

Vote by Telephone

Please call us toll-free at 1-800-830-3542, and follow the instructions provided. If you vote by telephone, you do not have to return your Ballot.

Vote by Mail

Mark, sign and date your Ballot and return promptly. Please ensure the address below shows through the window of the enclosed postage paid return envelope.

If Voting by Mail: Remember to sign and date the ballot below. Please ensure the address to the right shows through the window of the enclosed postage paid return envelope.	PROXY TABULATOR PO BOX 55909 BOSTON MA 02205-9100

Schroder Broad Tax-Aware Value Bond Fund

(the “Fund”)

Special Meeting of Shareholders

October 2, 2014

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD.  The undersigned hereby appoints Mark A. Hemenetz, Alan M. Mandel, and Abby L. Ingber as proxies (“Proxies”), with full power of substitution in each, and hereby authorizes them to represent and to vote, as designated on the reverse side, all shares of the Fund held of record by the undersigned on August 13, 2014 at the Special Meeting (the “Meeting”) of Shareholders to be held on October 2, 2014, at 9:00 a.m., Eastern time, in the office of the Fund at 875 Third Avenue, 22nd Floor, New York, New York 10022 and at any and all adjournments thereof, with all the powers the undersigned would possess if personally present at the Meeting, and hereby revokes any proxies that may previously have been given by the undersigned with respect to the interests in the Fund covered hereby.  I acknowledge receipt of the Notice of Special Meeting of Shareholders and the Proxy Statement.

Important Notice Regarding the Availability of Proxy Materials for the Special Meeting

of Shareholders of the Fund to be held on October 2, 2014.

The Proxy Statement for this meeting is available at www.schroderfunds.com

Note: Please sign exactly as your name(s) appears on the Ballot.  If you are signing  this  Ballot  for  a  corporation,  estate,  trust  or  other  fiduciary capacity, for example, as a trustee, please state that capacity or title along with your signature.

Signature

Signature

Date

Proposal listed on reverse side.	SIM14 - PXY-V1

The Board of Trustees of the Fund recommends that you vote in favor of the proposal.

Please fill in the box(es) as shown using black or blue ink or a No. 2 pencil. Please do not use a fine point pen. ☒

		FOR	AGAINST	ABSTAIN

1.	To consider approval of a proposal to change the investment objective of the Fund to the following: “The Fund seeks total return on an after-tax basis.”	☐	☐	☐

SIM14 - PXY-V1